UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report: May 21, 2024
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00830	27-3008946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

(800) 976-8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SVVC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Firsthand Technology Value Fund, Inc. (“Firsthand”) held its Annual Meeting on May 21, 2024. As of the record date, March 15, 2024, 6,893,056 shares of Firsthand common stock were outstanding and entitled to vote at the Annual Meeting. A total of 5,160,121 shares of Firsthand common stock, constituting a quorum, were present in person or by proxy at the Annual Meeting.

Firsthand’s stockholders voted on two proposals at the Annual Meeting. The proposals are further described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1. Election of directors

Firsthand stockholders elected one Class I director (Greg Burglin) to serve until the 2027 annual meeting of stockholders and until his successor is elected; and one Class III Director (Kevin Landis) to serve until the 2026 annual meeting of stockholders and until his successor is elected. The voting results regarding this proposal are set forth below:

Nominee	For	Withheld	Broker Non-Votes	Total Shares Voted	Total Shares Present
Greg Burglin	784,639	2,526,816	1,848,666	3,311,455	5,160,121
Kevin Landis	846,353	2,465,102	1,848,666	3,311,455	5,160,121

Proposal 2. Ratification of appointment of independent public accounting firm

Firsthand’s stockholders failed to ratify the selection of Tait, Weller & Baker LLP as Firsthand’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results regarding this proposal are set forth below:

For	2,176,606
Against	2,953,581
Abstain	29,934
Broker Non-Votes	-
Total Shares Voted	5,160,121
Total Shares Present	5,160,121

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2024	FIRSTHAND TECHNOLOGY VALUE FUND, INC. By: /s/ Kevin Landis Kevin Landis President